EXHIBIT 4 (u)

               Warrant for the purchase of shares of Common Stock

                                                                2,000,000 shares

FOR VALUE RECEIVED, The Tirex Corporation (the "Company"), hereby certifies that Security Capital Trading, Inc. or a permitted assignee thereof, is entitled to purchase from the Company 2,000,000 fully paid and nonassessable shares of the common stock, $.001 par value, of the Company at any time or from time to time commencing April 1, 1998 and prior to 5:00 P.M., New York city time, on March 31, 2001, for an aggregate purchase price of $766,666.40, payable as follows:
$.25 per share for the first 666,666 shares to be purchased hereunder, $.40 per share for the next 666,666 shares to be purchased hereunder and $.50 per share for the remaining 666,667 shares to be purchased hereunder. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) each holder of the Warrant Shares is referred to as a "Warrant Shareholder" and all holders of the Warrant Shares are collectively referred to as the "Warrant Shareholders," (iv) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price, " (v) each of the above-mentioned prices payable hereunder for the tranche of Warrant Shares (or portion thereof) to which such price respectively relates is referred to as the "Per Share Warrant Price," (vi) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1. Exercise of Warrant.

      a) Exercise for Cash

      This Warrant may be exercised, in whole at any time or in part from time to time, commencing April 1, 1998, and prior to 5:00 P.M., New York City time, on March 31, 2001, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock. and the Holder is entitled lo receive a new Warrant Covering the Warrant Shares which have nor been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair market value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

      b) Cashless Exercise

      In lieu of exercising this Warrant in the manner set forth in Subsection 1(a) above, the Warrant may be exercised by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Per Share Warrant Price from the closing bid price of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the Warrant, and dividing by the closing bid price as of the same date.

2.    Reservation of Warrant Shares.

      The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.    Protection Against Dilution.

      a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business day immediately prior to the record date of the daily closing price of the Common Stock as reported by the principal exchange or market on which the Common Stock is listed) less the fair market Common Stock is listed) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

      b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Holder or Holders of this Warrant shall thereafter be entitled, upon exercise of this Warrant, to receive the number and kind of shares which, if this Warrant had been exercised immediately prior to the happening of such event, the Holder or Holders would have owned upon such exercise, and would have been entitled to receive upon consummation of such dividend, distribution, subdivision, combination or reclassification. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted pursuant to this Subsection 3(b), each Per Share Warrant Price shall be adjusted simultaneously therewith by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the number of Warrant Shares purchasable at each Per Share Warrant Price upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable at each Per Share Warrant Price upon exercise of this Warrant immediately after such adjustment, so that the Aggregate Warrant Price shall remain the same. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

      c) Except as provided in Subsection 3(e), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Warrant Price on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the consideration per share received by the Company upon such issuance or sale; provided, however, that no adjustment of the Per Share Warrant Price shall be required (i) unless the market price of the Common Stock (as defined in Section 3(a) hereof) on the date of such issuance or sale shall be equal to or greater than 250% of the applicable Per Share Warrant Price; or (ii) if such issuance or sale shall be effected (x) in connection with the exercise of warrants, options or conversion rights outstanding on April 1,1998;
            (y) pursuant to the terms of employment or consulting agreements to which the Company is a party and which were in effect on the date of issuance of this Warrant; or (z) pursuant to an offer in effect on March 31, 1998 (the "506 Offering") to sell securities of the Company in a private placement pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

      d) Except as provided in Subsection 3(a) and 3(e), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of

            Common Stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (a) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (b) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus (iii) the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities; provided, however, that no adjustment of the Per Share Warrant Price shall be required (i) unless the market price of the Common Stock (as defined in Section 3(a) hereof) on the date of such issuance or sale shall be equal to or greater than 250% of the applicable Per Share Warrant Price; or (ii) if such issuance or sale shall be effected (x) pursuant to the terms of employment or consulting agreements to which the Company is a party and which were in effect on the date of issuance of this Warrant; or (y) pursuant to the 506 Offering.

      e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that then provisions set forth in this Section 3 shall thereafter correspondingly be made applicable as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 10 days prior co such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

      f) No adjustment in the Per Share Warrant price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this
            Section 3 (other than this Subsection 3(f)) nor later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to chose required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

      g) Whenever the Per Share Warrant Price is adjusted as provided in this Section and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

      h) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.    Fully Paid Stock. Taxes.

      The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5.    Registration Under Securities Act of 1933.

      a) The Company agrees that if, at any time and from time to time during the period commencing on the date of execution of this Warrant and ending on March 31, 2001, the Company shall undertake to prepare and file a registration statement or a post-effective amendment to a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act, other than a registration statement on Form S-8 or any other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or any Warrant Shareholders that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will at the Holder's and such Holders' and/or such Warrant Shareholders' request, be included in such Subsequent Registration Statement, (ii) include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, all at the Company's sole cost and expense, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement or to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition. Provided, however, that the Holders shall be obligated to agree in writing, if so requested by the underwriter or representative of the underwriters of the public offering to be made pursuant to such Subsequent Registration Statement, not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Warrant Shares for a period of not more than one year from the effective date of such Subsequent Registration Statement.

      b)    Whenever the Company is required pursuant to the provisions of this
            Section 5 to include Warrant Shares in a registration statement or a post-effective amendment to a registration statement, the Company shall (i) furnish each Holder and/or Warrant Shareholder and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act, (and such other documents as each such Holder, Warrant Shareholder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders, Warrant Shareholders and each underwriter of Warrant Shares being sold by such Holders and/or Warrant Shareholders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders, Warrant Shareholders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders and Warrant Shareholders shall have reasonably requested that the Warrant Shares be sold.

      c) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this
            Section 5, other than underwriting discounts, non-accountable expenses, if any and applicable transfer taxes relating to the Warrant Shares.

      d) The Company will indemnify the Holders and Warrant Shareholders who have included their respective securities in each Subsequent Registration Statement substantially to the same extent as the indemnification provided to the underwriters of the offering to be made pursuant the underwriting agreement to be executed upon effectiveness of such Subsequent Registration statement, and such Holders and/or Warrant Shareholders will indemnify the Company (and the underwriters, if applicable) with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the indemnification to be provided by the underwriters to the Company pursuant to such underwriting agreement.

6.    Transferability.

      The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holders thereof shall be identical to those of the Holder.

7.    Loss etc. of Warrant.

      Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to rye Company, if lost, stolen or destroyed, and upon surrender and cancellation of dais Warrants if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.    Warrant Holders Not Shareholders.

      Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

9.    Communication.

      No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

      a) the Company at 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5 or such other address as the Company has designated in writing to the Holder; or

      b) the Holder at 520 Madison Avenue, New York, New York 10022, or such other address as the Holder has designated in writing to the Company.

10.   Headings.

      The headings of this Warrant have been inserted as a matter of convenience and shall nor affect the construction hereof.

11.   Applicable Law.

      This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

IN WlTNESS WHEREOF, The Tirex Corporation has caused this Warrant to be signed by its Chairman and its corporate seal to be hereunto affixed by its Secretary as of, and with effect from this 1st day of April, 1998.

ATTEST:

Secretary

[Corporate Seal]


THE TIREX CORPORATION

By:

Name: Title:

                                  SUBSCRIPTION

The undersigned, , pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock of The Tirex Corporation covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated: ______________                        Signature:_________________________

                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________

                                   ASSIGNMENT

      FOR VALUE RECEIVED hereby sells, assigns and transfers unto the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint , attorney, to transfer said Warrant on the books of The Tirex Corporation

Dated: ______________                        Signature:_________________________

                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED unto the right to purchase hereby assigns and transfers ~ l shares of the Common Stock of The Tirex Corporation by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint attorney, to transfer that part of said Warrant on the books of The Tirex Corporation

Dated: ______________                        Signature:_________________________

                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________


                         CASHLESS EXERCISE SUBSCRIPTION

The undersigned pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for shares of the Common Stock of The Tirex Corporation, and makes payment therefor in full in accordance with the formula set forth in paragraph l(b) of the Warrant, by surrender and delivery of this Warrant.

Dated: ______________                        Signature:_________________________

                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________